EXHIBIT (5)
                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                       WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE


                                  July 31, 1998


   Wisconsin Power and Light Company
   222 West Washington Avenue
   Madison, Wisconsin  53703

   Ladies and Gentlemen:

             We have acted as counsel for Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, including the Prospectus constituting a part thereof (such Registration Statement is referred to herein as the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and relating to the issuance and sale of up to $60,000,000 principal amount of unsecured debt securities (the "Debentures") by the Company in the manner set forth in the Registration Statement. The Debentures may be offered from time to time in one or more series. Each series of Debentures will be issued under the Indenture, dated as of June 20, 1997, between the Company and Firstar Trust Company, as Trustee (the "Unsecured Debt Indenture"), and a supplemental indenture (the "Supplemental Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of such series.

             In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Organization and Bylaws of the Company, as amended to date; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

             2. The Debentures when executed, authenticated and issued in accordance with the resolutions adopted by the Board of Directors of the Company on April 21, 1998 and in the manner and for the consideration contemplated by the Registration Statement will be legally issued, and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application of equitable principles; provided, that prior to the issuance of the Debentures, there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                  (a) The completion of the requisite procedure under the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended;

                  (b) The completion of the requisite procedure relating to the authorization by the Public Service Commission of Wisconsin of the issuance and sale of the Debentures;

                  (c) The further authorization by the Board of Directors of the Company or a specified senior executive officer of the Company of the Supplemental Indenture or the Officers' Certificate, as the case may be, relating to the applicable series of Debentures, issuance of the Debentures and related matters; and

                  (d) The execution and delivery of the Supplemental Indenture or the Officers' Certificate, as the case may be, and the filing of other documents and the taking of other actions provided in the Unsecured Debt Indenture with respect to the issuance of additional Debentures thereunder.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,


                                      FOLEY & LARDNER